Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of VirTra, Inc. of our report dated April 1, 2024, relating to our audits of the December 31, 2023 and 2022, financial statements of VirTra, Inc.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Haynie & Company

Salt Lake City, Utah

December 16 , 2024